Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-79977, 2-79978, 33-49676, 333-19467, 333-19501, 333-104597, 333-106967, 333-107841, 333-112343 and 333-132272 on Form S-8 of our reports dated October 26, 2007, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Retirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R), and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) and financial statement schedule of Walgreen Co. and Subsidiaries, and the effectiveness of Walgreen Co. and Subsidiaries’ internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Walgreen Co. and Subsidiaries for the year ended August 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 26, 2007